Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 11

(to Prospectus dated March 17, 2023)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 17, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 1 was filed with the Securities and Exchange Commission on March 14, 2023 and declared effective by the Securities and Exchange Commission on March 17, 2023. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on September 21, 2023, September 8, 2023 and August 31, 2023 (collectively, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share;

(iii) up to 4,104,000 Private Warrant Shares issuable upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to Sorrento upon the exercise of the Public Warrants held by Sorrento at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average price of $0.3078 per Public Warrant).

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On September 20, 2023, the last reported sales price per share of our Common Stock was $1.70. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On September 20, 2023, the closing sale price per warrant of our Public Warrants was $0.58.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 21, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 15, 2023, Scilex Holding Company (the “Company”), Cove Lane Onshore Fund, LLC (“Cove Lane”), HBC Investments LLC (“HBC” and together with Cove Lane, the “Investors” and each an “Investor”) and Hudson Bay Capital Management LP (“Hudson Bay” and collectively with the Investors, the “Hudson Bay Parties” and each a “Hudson Bay Party”) entered into a settlement agreement (the “Settlement Agreement”).

Previously, in contemplation of entering into a financing agreement, the Company and Hudson Bay entered into a confidential term sheet for senior secured convertible notes and warrants on or around August 17, 2023 (the “HB Term Sheet”) and the Hudson Bay Parties and the Company entered into that certain Letter Agreement, dated August 22, 2023 (the “HB Letter Agreement”). Additionally, the Company and the Investors entered into that certain Securities Purchase Agreement (the “HB Purchase Agreement”), dated August 24, 2023, pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase and acquire, up to an aggregate of $118,557,000 in principal amount of the Company’s Senior Secured Convertible Debentures due, subject to the terms therein, one year from their date of issuance, and warrants to purchase shares of common stock of the Company, par value $0.0001 (“Common Stock”).

Pursuant to the Settlement Agreement, the HB Purchase Agreement was terminated, the parties acknowledged that the HB Term Sheet has expired, been superseded and is of no further force and effect and the Company and each of the Hudson Bay Parties released claims related to the HB Term Sheet, HB Letter Agreement and the HB Purchase Agreement.

Additionally, pursuant to the Settlement Agreement, in full and complete satisfaction of the Company’s remaining obligations under the HB Letter Agreement, the Company agreed to, upon the earlier of (i) the date that is two business days following the consummation of the Sorrento Stock Sale (as defined in the Settlement Agreement) and (ii) December 31, 2023, issue shares of Common Stock to Cove Lane and HBC having a value equal to $255,000 and $495,000, respectively (collectively, the “Shares”), with the number of shares issuable to each of Cove Lane and HBC determined by dividing such respective amounts by the “Minimum Price” as defined under Rule 5635(d) of the Nasdaq Stock Market Rules as of the date of issuance, rounded down to the nearest whole share. The Company agreed to register the Shares by the earlier of (i) the date that is 30 days following the consummation of the Sorrento Stock Sale and (ii) December 31, 2023.

Lastly, pursuant to the Settlement Agreement and subject to the certain requirements and exceptions included therein, until January 13, 2024, upon the issuance by the Company of Common Stock or common stock equivalents for cash consideration, indebtedness or a combination thereof in a financing transaction, Cove Land and HBC have the right to participate in such a financing up to an amount equal to 11.22% and 21.78%, respectively, of the amount of such financing.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Shares is incorporated herein by reference into this Item 3.02 in its entirety. The Shares will be issued to Cove Lane and HBC in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of Cove Lane and HBC has represented to the Company that it is an “accredited investor,” as defined in Regulation D, and will acquire such Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Except for the registration rights contemplated by the Settlement Agreement, the Shares will not be registered under the Securities Act and such Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the Settlement Agreement is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

2

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Settlement Agreement, dated September 15, 2023, by and among Scilex Holding Company, Cove Lane Onshore Fund, LLC, HBC Investments LLC and Hudson Bay Capital Management LP.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: September 21, 2023

4

Exhibit 10.1

Execution Copy

Settlement Agreement

This Settlement Agreement (this “Agreement”), dated as of September 15, 2023, is made by and among Cove Lane Onshore Fund, LLC (“Cove Lane”), HBC Investments LLC (“HBC” and together with Cove Lane, the “Investors” and each an “Investor”), Hudson Bay Capital Management LP (“Hudson Bay” and collectively with the Investors, the “Hudson Bay Parties” and each a “Hudson Bay Party”) and Scilex Holding Company, a Delaware corporation (the “Company”).

WHEREAS, in contemplation of entering into a financing transaction, (i) the Company and Hudson Bay entered into a confidential term sheet for senior secured convertible notes and warrants on or around August 17, 2023 (the “Term Sheet”) and (ii) the Hudson Bay Parties and the Company entered into that certain Letter Agreement, dated August 22, 2023 (the “Letter Agreement”);

WHEREAS, the Company and the Investors entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated August 24, 2023, pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase and acquire, up to an aggregate of $118,557,000 in principal amount of the Company’s Senior Secured Convertible Debentures due, subject to the terms therein, one year from their date of issuance (the “Debentures”) and warrants to purchase up to 33,400,000 shares of the Company’s common stock with an exercise price of $0.01 per share (the “Warrants”);

WHEREAS, the Closing (as defined in the Securities Purchase Agreement) of the issuance and sale of the Debentures and Warrants under the Securities Purchase Agreement has not occurred;

WHEREAS, each of the Hudson Bay Parties and the Company have asserted certain claims against the other with respect to the Term Sheet, the Letter Agreement and the Securities Purchase Agreement and have other disputes with respect thereto; and

WHEREAS, the parties hereto now desire to resolve all of their disputes and to terminate the Securities Purchase Agreement in accordance with and subject to terms of this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Securities Purchase Agreement and Term Sheet. The Securities Purchase Agreement is hereby terminated in its entirety as of the date hereof without liability to the Company or the Investors. Accordingly, the parties hereto acknowledge and agree that any obligation of the Company to issue and sell, and any obligation of the Investors to purchase and acquire, the Debentures and Warrants is terminated, null and void and of no further force and effect and shall not be the basis, directly or indirectly, for any claim or cause of action asserted by or against any party to this Agreement.

All parties to this Agreement agree the Term Sheet has expired, been superseded and is of no further force and effect, without liability to the Company or the Hudson Bay Parties. Accordingly, the parties hereto acknowledge and agree that no party to this Agreement is under any obligation to proceed with any transaction contemplated by the Term Sheet. For the avoidance of doubt, the Term Sheet is terminated, null and void and of no further force and effect and shall not be the basis, directly or indirectly, for any claim or cause of action asserted by or against any party to this Agreement.

For the avoidance of doubt, nothing in this Section 1 shall be construed to limit the right of any Indemnified Party (as defined below) to bring a claim for indemnification under Section 6 hereof for any claim asserted against such Indemnified Party (as defined below) arising out of or related to the termination of the Securities Purchase Agreement and/or the Term Sheet and the respective obligations of the Hudson Bay Parties thereunder.

2.	Common Stock Issuance.

(a) In full and complete satisfaction of the Company’s remaining, unperformed monetary obligations under the Letter Agreement, upon the earlier of (i) the date that is two (2) business days following the consummation of the Sorrento Stock Sale (as defined below) and (ii) December 31, 2023, the Company shall issue shares of common stock of the Company, par value $0.0001 (“Common Stock”), to Cove Lane and HBC having a value equal to $255,000 and $495,000, respectively (collectively, the “Shares”), with the number of shares issuable to each of Cove Lane and HBC determined by dividing such respective amounts by the Minimum Price (as defined under Rule 5635(d) of the Nasdaq Stock Market Rules), rounded down to the nearest whole share. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. For purposes hereof, “Sorrento Stock Sale” means the acquisition by the Company of its capital stock and warrants held by Sorrento Therapeutics, Inc. as contemplated by that certain “Order (I) Approving Sale of Scilex Stock to Scilex Holding Company Free and Clear of all Liens, Claims, Interest and Encumbrances, (II) Conditionally Vacating the Oramed Sale Order and (III) Granted Related Relief” entered in United States Bankruptcy Court, Southern District of Texas on September 12, 2023, in Sorrento Therapeutics, Inc.’s chapter 11 case (Case No. 23-90085 (DRJ)) (“September 12, 2023 Sale Order”).

(b) Each Investor is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Investor’s right to sell the Shares pursuant to the Registration Statement (as defined below) or otherwise in compliance with applicable federal and state securities laws). Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell such Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). At the time such Investor was offered the Shares, it was, and as of the date of this Agreement it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(c) The Shares shall be issued in book-entry format and shall bear the following or any similar legend: “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (A) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (B) such securities may be sold pursuant to Rule 144, or (C) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.” If required by the authorities of any state in connection with the issuance or sale of the Shares, the legend required by such state authority.

(d) The resale of the Shares will be registered for resale on registration statement on Form S-3 or Form S-1 (the “Registration Statement”) which shall be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), at the Company’s sole expense, upon the earlier of (i) the date that is thirty (30) days following the consummation of the Sorrento Stock Sale and (ii) December 31, 2023. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof and to keep such Registration Statement continuously effective. The Company shall also (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of the Shares covered by such Registration Statement as to the Shares, (ii) use its commercially reasonable efforts to register or qualify the Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Investors may reasonably request in writing; and (iii) notify each Investor when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information or of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose. The Company agrees that upon the earlier of (i) the date that is six months after the date hereof and (ii) such date that the Registration Statement has been declared effective by the Commission, the Company shall cooperate with the Investors to facilitate the timely removal of restrictive legends from the Shares and to facilitate the deposit of the Shares in each Investor’s (or its broker’s) balance account with the Depository Trust Company. Notwithstanding the foregoing, the Investors shall not incur any fees from the transfer agent or be required to deliver an opinion of counsel in order to effectuate the removal of all restrictive and other legends and any related action pursuant to the preceding sentence.

3.	Participation in Future Financing.

(a)

From the date hereof until the date that is one hundred and twenty (120) days after the date hereof, upon any issuance by the Company or any of its subsidiaries of (i) Common Stock or Common Stock Equivalents (as defined below) for cash consideration, (ii) indebtedness (other than pursuant to that certain Credit and Security Agreement, dated June 27, 2023, by and between Scilex Pharmaceuticals, Inc., as borrower, and eCapital Healthcare Corp., as lender, and the related Guaranty Agreement, dated June 27, 2023, by and between eCapital Healthcare Corp. and the Company, as guarantor) or (iii) a combination thereof (a “Subsequent Financing”), each Investor shall have the right, either in its own right or acting through an affiliate, to participate in up to an amount of the Subsequent Financing equal to its Participation Maximum on the same terms, conditions and price provided for in the Subsequent Financing. For purposes hereof, “Participation Maximum” means, (i) with respect to Cove Lane, 11.22% of the Subsequent Financing and (ii) with respect to HBC, 21.78% of the Subsequent Financing. For purposes hereof “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. Notwithstanding the foregoing, this Section 3 shall have no applicability to any transaction contemplated by or consummated in connection with the September 12, 2023 Sale Order, and no transaction contemplated by or consummated in connection with the September 12, 2023 Sale Order shall qualify as a Subsequent Financing.

(b)

At least five (5) trading days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than two (2) trading days after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)

Any Investor that desires to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) trading day after such Investor is deemed to have received (pursuant to Section 13(h) of this Agreement) the Pre-Notice that such Investor is willing to participate in the Subsequent Financing (or, if the Company does not timely deliver the Subsequent Financing Notice, the third (3rd) trading day after such Investor’s actual receipt of the Subsequent Financing Notice), the amount of such Investor’s participation, and representing and warranting that such Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from an Investor as of such fifth (5th) trading day (or third (3rd) trading day, as applicable) such Investor shall be deemed to have notified the Company that it does not elect to participate.

(d)

If by 5:30 p.m. (New York City time) on the fifth (5th) trading day after all of the Investors are deemed to have received (pursuant to Section 13(h) of this Agreement) the Pre-Notice, notifications by the Investors of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

(e)

If by 5:30 p.m. (New York City time) on the fifth (5th) trading day after all of the Investors are deemed to have received (pursuant to Section 13(h) of this Agreement) the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Investors seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Participation Maximum.

(f)

The Company must provide the Investors with a second Subsequent Financing Notice, and the Investors will again have the right of participation set forth above in this Section 3, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) trading days after the date of the initial Subsequent Financing Notice.

(g)

The Company and each Investor agree that if any Investor elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Investors from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Investor shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Investor. The purchase by such Investor of any securities in the Subsequent Financing is subject in all cases to the preparation, execution and delivery by the Company and such Investor of a separate purchase agreement relating to such Subsequent Financing reasonably satisfactory in form and substance to such Investor and its counsel.

(h)

Notwithstanding anything to the contrary in this Section 3 and unless otherwise agreed to by such Investor, the Company shall either confirm in writing to such Investor that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Investor will not be in possession of any material, non-public information, by the tenth (10th) business day following delivery of the Subsequent Financing Notice. If by such tenth (10th) business day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Investor, such transaction shall be deemed to have been abandoned and such Investor shall not be deemed to be in possession of any material, nonpublic information with respect to the Company or any of its subsidiaries.

(i)

Notwithstanding the foregoing, this Section 3 shall not apply in respect of (x) the underwritten offering the Company is currently contemplating with Cantor Fitzgerald & Co. under the Registration Statement on Form S-1, File No. 333-271401, which has not yet been declared effective by the Commission or (y) the issuance of (a) shares of Common Stock, or options or other equity awards to acquire Common Stock to employees, officers, or directors or consultants of the Company pursuant to any stock, equity or option plan or other agreement duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and provided, that the aggregate number of shares of common stock subject to such stock, equity or option plans or agreements do not exceed 5% of the Company’s issued and outstanding shares of common stock on August 24, 2023, (b) any securities upon exercise of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on August 24, 2023, provided that such securities have not been amended since August 24, 2023, to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144 of the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a person (or to the equityholders of a person) that is not an officer or director of the Company or any of their affiliates, and which such person is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of common stock issued and sold pursuant to the ATM Program (as defined below), the Equity Line (as defined below) or the YA ELOC (as defined below). For purposes hereof (i) “Equity Line” means that certain Standby Equity Purchase Agreement, dated January 8, 2023, with B. Riley Principal Capital II LLC, (ii) “ATM Program” means an at-the-market sales agreement with a reputable placement agent for the issuance and sale of up to $172,500,000 of Common Stock, from time to time, at prevailing market prices, and (iii) “YA ELOC” means any advance subject to that certain Standby Equity Purchase Agreement entered into between the Company and YA II PN, Ltd., dated November 17, 2022, as amended by that certain amended and restated Standby Equity Purchase Agreement on February 8, 2023.

4.	Acknowledgements.

(a) Each party hereto acknowledges, agrees, represents and warrants, solely with respect to itself, as follows:

(i) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(ii) This Agreement has been executed and delivered by it and constitutes the legal, valid, and binding obligation of it, enforceable against it in accordance with this Agreement’s terms.

(b) The Company acknowledges, agrees, represents and warrants as follows:

(i) The Company’s acknowledgments, agreements and releases set forth in Section 3 of the Letter Agreement survive the parties’ execution, delivery and performance of this Agreement and remain in full force and effect.

(ii) Any and all amounts paid by the Company to the Investors pursuant to the Letter Agreement prior to the date hereof have been properly earned by the Investors in accordance with the terms thereof and are not subject to clawback.

5.	Non-Disparagement.

(a)

The Company, on behalf of itself, its officers, directors and employees, agrees that it will not at any time make, publish or communicate to any person or entity, any Disparaging (as defined below) remarks, comments or statements concerning the Hudson Bay Parties, their affiliates and/or principals, or their respective managing members, partners, members, employees or personnel. For purposes of this Agreement, “Disparaging” remarks, comments or statements are those that impugn, or threaten to impugn, the character, honesty, integrity, morality, legality, business acumen or abilities of the individual or entity that is the subject of such remarks, comments or statements. For purposes of this Section 5(a), Disparaging remarks shall expressly include, but not be limited to, any suggestion that Investors violate or operate in contravention of federal or state securities laws, the Hudson Bay Parties have breached their agreements with the Company, the Hudson Bay Parties engaged in any wrongful, unlawful or improper conduct or any other remark, comment or statement that undermines the reputation of the Hudson Bay Parties. The Company further agrees that it shall be liable under this Section 5(a) for any Disparaging remarks, comments or statements of its officers, directors and/or employees.

(b)

The Hudson Bay Parties, on behalf of themselves, their officers, directors and employees, agree that they will not at any time make, publish or communicate to any person or entity, any Disparaging remarks, comments or statements concerning the Company, its affiliates and/or principals, or the Company’s officers, directors, employees or personnel; provided, however, that the foregoing shall not prevent the Hudson Bay Parties from privately communicating to their investors factual information based on publicly available information in the ordinary course of business.

(c)

Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to (i) comply with any subpoena or other legal process, (ii) respond to a request for information from any governmental authority or self-regulatory organization with jurisdiction over the party from whom information is sought, or (iii) report unlawful or improper conduct to a regulatory authority pursuant to any “whistleblower” laws.

6.

Indemnity. Subject to the provisions of this Section 6, the Company will indemnify and hold each Hudson Bay Party and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Hudson Bay Party (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act of 1934), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party suffers or incurs as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or the Letter Agreement, (b) any action threatened or instituted against the Company or any Hudson Bay Party in any capacity, or any of them or their respective affiliates, by any stockholder, creditor or affiliate of the Company or any other person or entity who, in each case, is not an affiliate of such Indemnified Party, with respect to any of the transactions contemplated by this Agreement, the Securities Purchase Agreement or the Letter Agreement, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnified Party is a party thereto. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel chosen by the Company that are reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, as reasonably determined by counsel to the Indemnified Party, a material conflict on any material issue between the position of the Company and the position of such Indemnified Party, in which case the Company shall be responsible for the reasonable fees and expenses of such separate counsel. The indemnification expenses required by this Section 6 shall be made in advance as soon as practicable but in any event no later than 30 days after written demand by an Indemnified Party to the Company. The Company will not be liable to any Indemnified Party under this Agreement for any settlement by an Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

7.	Release.

(a)

In further consideration of the Hudson Bay Parties executing this Agreement, the Company, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases the Hudson Bay Parties and each of their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Hudson Bay Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Hudson Bay Releasee, on or prior to the date hereof, with respect to this Agreement, the Term Sheet, the Letter Agreement, the Securities Purchase Agreement (collectively, the “Transaction Documents”) or the transactions contemplated thereby (collectively, the “Hudson Claims”). For clarity, the Hudson Claims do not include, and the Company does not release, claims for any breach by any Hudson Bay Releasee of this Agreement occurring after the date hereof. The Company further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Hudson Claim.

(b)

In further consideration of the Company executing this Agreement, each Hudson Bay Party, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases the Company and each its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Company Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Company Releasee, on or prior to the date hereof, with respect to any breach or violation of the Transaction Documents occurring prior to the date hereof (collectively, the “Company Claims”). Notwithstanding anything contained herein to the contrary, Hudson Bay Party does not release, and the Company Claims do not include claims for breaches or violations of this Agreement occurring after the date hereof. Each Hudson Bay Party further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Company Claim.

8.	Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Investors, and each of their respective successors and assigns.

9.

Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. The parties hereto agree that the state and federal courts located in Wilmington, Delaware shall have exclusive jurisdiction over any action, proceeding or dispute arising out of this Agreement and the parties hereto submit to the personal jurisdiction of such courts. In the event of any legal action to enforce or interpret this Agreement, the non-prevailing party shall pay the reasonable attorneys’ fees and other costs and expenses of the prevailing party. In addition, such non-prevailing party shall pay reasonable attorneys’ fees incurred by the prevailing party in enforcing, or on appeal from, a judgment in favor of the prevailing party. The preceding sentence is intended by the parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

10.

Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

11.

Disclosure. The Company will disclose the material terms of this Agreement and the transactions contemplated hereby and attaching this Agreement as an exhibit thereto, by not later than September 21, 2023, or such earlier time as may be required by law, by means of a current report on Form 8-K filed with the Commission, which shall be subject to review and comment by the Hudson Bay Parties (the “Form 8-K”). Upon the filing of such Form 8-K, the Company represents to the Hudson Bay Parties that it shall have publicly disclosed all “material, non-public information” delivered to any of the Hudson Bay Parties by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement, the Letter Agreement or the Securities Purchase Agreement. Other than the Form 8-K, the Company shall not make any other public announcement or public statement regarding this Agreement, the Term Sheet, the Letter Agreement or the Securities Purchase Agreement or the transactions contemplated hereby, except for disclosures required to be included in reports filed with the Commission, which disclosures shall be consistent with Form 8-K. Irrespective of any confidentiality obligation the Company may owe to any of the Hudson Bay Parties, the Company may disclose the Term Sheet, Letter Agreement, and/or the Securities Purchase Agreement as strictly necessary to comply with its obligations under all applicable laws and regulations governing the Company.

12.

Expenses. The Company has no obligations to reimburse the Hudson Bay Parties for any fees in connection with the Securities Purchase Agreement, the Letter Agreement and the Term Sheet other than amounts the Hudson Bay Parties received prior to the date of this Agreement. Each party to this Agreement shall bear its own legal and other expenses incurred on its behalf with respect to the preparation of this Agreement, any related documents and the transactions contemplated hereby. Nothing in this Section 12 shall be construed to limit any provision of Section 6.

13.	Miscellaneous.

(a) This Agreement and each of the terms and provisions hereof may only be amended, modified, waived, or supplemented by an agreement in writing signed by each party hereto.

(b) The parties hereto acknowledge that they have reviewed and understand this Agreement in its entirety and have had an opportunity to discuss the terms and legal effect of this Agreement with their respective counsel.

(c) The parties hereto drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(d) This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(e) In the event that an arbitrator or court of competent jurisdiction finds any provision of this Agreement to be unenforceable, the remainder of this Agreement shall remain binding and effective and shall be construed so as to give intent to the meaning of this Agreement as a whole.

(f) Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

(g) The parties hereto agree that, in the event of any breach of their respective obligations under this Agreement, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and, accordingly, (i) the parties hereto shall be entitled to seek an injunction or injunctions to prevent or remedy breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, (ii) the parties hereto waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any specific performance or injunctive relief, and (iii) the parties hereto waive, in any action for specific performance, the defense of adequacy of a remedy at law.

(h) All notices and other communications made pursuant to or under this Agreement shall be in writing and shall be deemed to have been duly given or made (and thus received by the intended recipient) (a) when personally delivered, (b) as of the date transmitted when transmitted by electronic mail, (c) one Business Day after deposit with a nationally recognized overnight courier service, or (d) three Business Days after the mailing if sent by registered or certified mail, postage prepaid, return receipt requested. All notices and other communications under this Agreement shall be delivered to the addresses set forth below, or such other address as such Party may have given to the other Parties by notice pursuant to this Section 13(h) (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereinafter maintain):

If to the Hudson Bay Parties:	Hudson Bay Capital Management LP
28 Havemeyer Place
2nd Floor
Greenwich, CT 06830
Attention: DI Team
Email: investments@hudsonbaycapital.com

with a copy to:	Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10012
Attention: Greg Kramer
Email: greg.kramer@haynesboone.com

If to the Company:	Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Attention: Dr. Henry Ji
Email: hji@sorrentotherapeutics.com

with a copy to:	Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Century City, CA 90067
Attention: Justin Rawlins
Email: justinrawlins@paulhastings.com

[SIGNATURE PAGE ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SCILEX HOLDING LIMITED

By:	/s/ Stephen Ma
Name:	Stephen Ma
Title:	CAO

HUDSON BAY PARTIES:

COVE LANE ONSHORE FUND LLC

By:	/s/ George Antonopoulos
Name:	George Antonopoulos
Title:	Authorized Signatory*

* Authorized Signatory Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to Cove Lane Onshore Fund LLC

HBC INVESTMENTS LLC

By:	/s/ George Antonopoulos
Name:	George Antonopoulos
Title:	Authorized Signatory**

** Authorized Signatory Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to HBC Investments LLC.

HUDSON BAY CAPITAL MANAGEMENT LP

By:	/s/ George Antonopoulos
Name:	George Antonopoulos
Title:	Authorized Signatory

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023 (September 1, 2023)

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed by Scilex Holding Company (the “Company”), on March 12, 2021, Sorrento Therapeutics, Inc. (“Sorrento”), the Company’s controlling stockholder, and Scilex Pharmaceuticals Inc., a wholly owned subsidiary of the Company (“Scilex Pharma”), filed an action (the “Action”) in the Court of Chancery of the State of Delaware (the “Chancery Court”) against Anthony Mack, former President of Scilex Pharma, and Virpax Pharmaceuticals, Inc. (“Virpax”), a company founded by Mr. Mack, alleging, among other things, breach by Mr. Mack of his non-compete agreement with Sorrento, breach of fiduciary duty, and tortious interference by Virpax with that non-compete agreement. The case was tried from September 12, 2022 to September 14, 2022.

On September 1, 2023, the Chancery Court issued a memorandum opinion addressing liability in the Action (C.A. No. 2021-0210-PAF). The Chancery Court found it proper to attribute Mr. Mack’s knowledge and actions to Virpax, which Mr. Mack used to effectuate the tortious interference and breach of fiduciary duty. The Chancery Court found that (i) Mr. Mack (a) breached the restrictive covenants agreement he entered into with Sorrento (the “RCA”) by developing Epoladerm; (b) breached his fiduciary duty of loyalty to Scilex Pharma; and (c) misappropriated certain Scilex Pharma trade secrets; and (ii) Virpax (a) is liable for tortious interference with the RCA; (b) aided and abetted Mr. Mack’s breach of his fiduciary duty of loyalty to Scilex Pharma; and (c) misappropriated certain Scilex Pharma trade secrets. Sorrento and Scilex Pharma waived their claims for breach of Mr. Mack’s employment contract and for tortious interference with prospective economic advantage.

Although the Chancery Court found in favor of Sorrento and Scilex Pharma (on all but three counts deemed to have been waived), no ruling was made as to an appropriate remedy. Sorrento and Scilex Pharma are seeking a combination of equitable and monetary relief, including an injunction, extension of the RCA, damages, constructive trust and/or a reasonable royalty on the revenues that may eventually be generated by the products that were the subject of the Action. The parties to the Action are required to submit to further proceedings to determine the remedy that most appropriately implements the rulings set forth in the Chancery Court’s opinion.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Elizabeth Czerepak
Name:	Elizabeth Czerepak
Title:	Chief Financial Officer and Chief Business Officer

Date: September 8, 2023

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2023 (August 27, 2023)

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed by Scilex Holding Company (the “Company”), on February 13, 2023, Sorrento Therapeutics, Inc. (“Sorrento”), together with its wholly-owned direct subsidiary, Scintilla Pharmaceuticals, Inc., commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). While the Company is majority-owned by Sorrento, the Company is not a debtor in Sorrento’s voluntary Chapter 11 filing. In connection with such proceedings, Sorrento entered into that certain Stock Purchase Agreement, dated as of August 7, 2023, as amended pursuant to that First Amendment to Stock Purchase Agreement, dated as of August 9, 2023, and that Second Amendment to Stock Purchase Agreement, dated as of August 21, 2023 (collectively, the “Stalking Horse Stock Purchase Agreement”), with Oramed Pharmaceuticals Inc. (“Oramed”) relating to, among other things, the purchase and sale (the “Oramed Transaction”) of (A) 59,726,737 shares of common stock (the “Common Stock”), par value $0.0001 per share, of the Company, (B) 29,057,096 shares of Series A preferred stock, par value $0.0001 per share, of the Company, which constitutes one fewer share of Preferred Stock than all of the issued and outstanding Preferred Stock of the Company, (C) warrants exercisable for 2,245,309 shares of Common Stock and (D) an option to purchase up to 2,259,058 additional shares of Common Stock held by Sorrento in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento.

On August 27, 2023, Tien-Li Lee, M.D. notified the Board of Directors (the “Board”) of the Company that he was resigning from the Board, all committees of the Board and any director or officer position held with any subsidiary of the Company, effective as of August 27, 2023. Dr. Lee’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 27, 2023, Henry Ji, Ph.D. was informed that, pursuant to Article V.E. of the Company’s Restated Certificate of Incorporation, the chief restructuring officer on behalf of Sorrento in its pending bankruptcy proceedings, as the holder of a majority in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, had taken action by written consent to remove Dr. Ji as a director of the Company, effective as of such date. On August 27, 2023, Dr. Ji notified the Board that he was resigning from his position as an executive officer of the Company and any position as a director or officer of any subsidiary of the Company, effective as of and contingent upon the closing of the Oramed Transaction. On August 29, 2023, Jaisim Shah notified the Board that he was retiring from the Board, all committees of the Board, his position as the Chief Executive Officer and President of the Company and any position as a director or officer of any subsidiary of the Company, effective as of and contingent upon the closing of the Oramed Transaction. The resignation of Dr. Ji and the retirement of Mr. Shah were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 27, 2023, Laura J. Hamill notified the Board that she was resigning from the Board, all committees of the Board and any director or officer position held with any subsidiary of the Company effective as of and contingent upon the closing of the Oramed Transaction. On August 28, 2023, each of Dorman Followwill and David Lemus notified the Board that he was resigning from the Board, all committees of the Board and any director or officer position held with any subsidiary of the Company, effective as of and contingent upon the closing of the Oramed Transaction. The resignations of Ms. Hamill and Messrs. Followwill and Lemus were not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 30, 2023, the Bankruptcy Court entered an order approving the Oramed Transaction. The actual closing date is not known by the Company, but the Company anticipates that the Oramed Transaction will close on or before September 30, 2023, which is the outside date for closing under the terms of the Stalking Horse Stock Purchase Agreement. The above referenced resignations and retirement (as applicable) of Dr. Ji, Mr. Shah, Ms. Hamill and Messrs. Followwill and Lemus will become effective as of and contingent upon the closing of the Oramed Transaction.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Elizabeth Czerepak
Name:	Elizabeth Czerepak
Title:	Chief Financial Officer and Chief Business Officer

Date: August 31, 2023

4